UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2026

VAALCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Blvd. Suite 400 Houston,Texas		77042
(Address of principal executive offices)		(Zip Code)
(713) 623-0801
Registrant’s telephone number, including area code:

Not Applicable
(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2026 Form of Award Agreements

On June 4, 2026, the board of directors (“Board”) of Vaalco Energy, Inc. (the “Company”) adopted (i) a form of Performance Restricted Stock Award Agreement for employees of the Company (the “Performance RSA Agreement”), (ii) a form of Restricted Stock Award Agreement for employees of the Company (the “Time-based RSA Agreement”) and (iii) a form of Restricted Stock Unit Award Agreement for employees of the Company (the “RSU Award Agreement” and, collectively with the Performance RSA Agreement and the Time-based RSA Agreement, the “Award Agreements”), in each case under the VAALCO Energy, Inc. 2020 Long Term Incentive Plan, as amended (the “2020 LTIP”).

Pursuant to the Performance RSA Agreement, the term shall begin on the date of grant and end on the ten-year anniversary thereof (the “Term”). Restricted shares will vest during the holder’s employment period so long as the holder remains continuously employed by the Company and there has not been a Termination of Service (as defined in the 2020 LTIP) in accordance with the following vesting schedule: (i) one-third of the awards vest on the first day during the Term that a stock price performance hurdle of 10% above the price at grant has been achieved, provided that if such date is before the one-year anniversary of the date of grant, vesting shall occur on such one-year anniversary; (ii) another one-third of the awards vest on the first day during the Term that a stock price performance hurdle of 15% above the price at grant has been achieved, provided that if such date is before the two-year anniversary of the date of grant, vesting shall occur on such two-year anniversary and (iii) the remaining one-third of the awards vest on the first day during the Term that a stock price performance hurdle of 20% above the price at grant has been achieved, provided that if such date is before the three-year anniversary of the date of grant, vesting shall occur on such three-year anniversary. Each hurdle is measured using a 30-day average stock price and each stock price performance hurdle must be achieved during the Term to trigger vesting. Notwithstanding the foregoing vesting schedule, all unvested restricted shares will automatically become 100% vested as of the date of a Change in Control (as defined in the 2020 LTIP) or upon a Termination of Service that is due to (i) the employee’s death or Total and Permanent Disability (as defined in the 2020 LTIP) or (ii) the employee’s Retirement (as defined in the 2020 LTIP) at or after attaining (A) age 65 and (B) at least 10 years of employment service to the Company (“Qualified Retirement”). Upon a Termination of Service due to the employee’s Retirement at or after attaining age 65 but without 10 years of employment service to the Company (“Unqualified Retirement”), any unvested restricted shares will immediately terminate, and no further vesting will occur. If the employee incurs a Termination of Service for any reason other than Retirement, death or Total and Permanent Disability, any unvested restricted shares will expire. In addition, after the applicable Restriction Period (as defined in the Performance RSA Agreement) ends, the shares will remain subject to a 365-day post-vesting holding period during which the employee may not sell or transfer such shares; provided, however, this holding restriction shall automatically and immediately no longer be applicable upon the earliest of the employee’s death, Total and Permanent Disability, Termination of Service, Change in Control of the Company, or the Company’s discretionary determination to remove the restriction.

Pursuant to the Time-based RSA Agreement, restricted shares will vest in three equal tranches over a three-year period, with the first tranche vesting on the first anniversary of the date of grant and the remaining tranches vesting on subsequent anniversaries of such date, in each case provided that the employee then is, and continuously from the date of grant has been, an employee of the Company and there has not been a Termination of Service before the applicable vesting date. Notwithstanding the foregoing vesting schedule, all unvested restricted shares will automatically become 100% vested as of the date of a Change in Control or upon a Termination of Service that is due to (i) the employee’s death or Total and Permanent Disability or (ii) Qualified Retirement. Upon a Termination of Service due to the employee’s Unqualified Retirement, any unvested restricted shares will immediately terminate, and no further vesting will occur. If the employee incurs a Termination of Service for any reason other than Retirement, death or Total and Permanent Disability, any unvested restricted shares will expire. In addition, after the applicable Restriction Period (as defined in the Time-based RSA Agreement) ends, the shares will remain subject to a 365-day post-vesting holding period during which the employee may not sell or transfer such shares; provided, however, this holding restriction shall automatically and immediately no longer be applicable upon the earliest of the employee’s death, Total and Permanent Disability, Termination of Service, Change in Control of the Company, or the Company’s discretionary determination to remove the restriction.

Pursuant to the RSU Award Agreement, each restricted stock unit (“RSU”) represents a conditional right to be issued on a future date one newly-issued share of Common Stock. The RSUs will vest in three tranches such that 33% of the RSUs shall vest on each of the first, second, and third anniversary of the date of grant, provided that the employee’s Termination Date (as defined in the RSU Award Agreement) does not occur prior to each applicable date. Notwithstanding the foregoing vesting schedule, all unvested RSUs will automatically become 100% vested as of the date of a Change in Control or upon a Termination of Service that is due to (i) the employee’s death or Total and Permanent Disability or (ii) Qualified Retirement. Upon a Termination of Service due to the employee’s Unqualified Retirement, any unvested RSUs will immediately terminate, and no further vesting will occur. If the employee incurs a Termination of Service for any reason other than Retirement, death or Total and Permanent Disability, any unvested RSUs will expire on the Termination Date and any Vested RSUs shall be settled in accordance with their terms. The RSUs, including any Vested RSUs that have not been settled, shall expire on the Termination Date and shall not be settled to any extent if the employees Termination of Service is for Cause (as defined in the RSU Award Agreement). As soon as practicable following each vesting date, the Company shall issue to the employee one share in respect of each vested RSU, rounded down to the nearest whole number. Upon the vested RSUs being settled into shares, each share shall be subject to a hold limitation such that the employee shall be prohibited from transferring or selling such shares during the 365-day period that immediately follows the vested RSUs becoming settled into shares, provided, however, that this holding restriction shall automatically and immediately no longer be applicable upon the earliest of the employee’s death, Total and Permanent Disability, Termination of Service, Change in Control of the Company, or the Company’s discretionary determination to remove the restriction.

In connection with the Board’s adoption of the Award Agreements on June 4, 2026, the Compensation Committee awarded (i) restricted shares to the Company’s executive officers under the 2020 LTIP and pursuant to the Performance RSA Agreement and the Time-based RSA Agreement, respectively, and (ii) restricted shares to the Company’s directors under the 2020 LTIP and pursuant to the form of Restricted Stock Award Agreement for directors, which was previously adopted by the Board on June 25, 2020.

The foregoing descriptions of the Award Agreements are qualified in their entirety by reference to the full text of the Performance RSA Agreement, the Time-based RSA Agreement and the RSU Award Agreement, copies of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	2026 Form of Performance RSA Agreement
10.2	2026 Form of Time-based RSA Agreement
10.3	2026 Form of RSU Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

Date: June 9, 2026
	By:	/s/ Lynn Willis
	Name:	Lynn Willis
	Title:	Chief Accounting Officer and Controller